UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

COMMERCE ENERGY GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(c)                                  On March 7, 2008, the Board of Directors (the “Board”) of Commerce Energy Group, Inc. (the “Company”) appointed Michael J. Fallquist, 30, as Chief Operating Officer of the Company and designated Mr. Fallquist as a director of each of the subsidiaries of the Company, effective March 10, 2008.

From December 2005 to March 2008, Mr. Fallquist served as a Senior Manager in the Equity Markets Division of Macquarie Bank Limited, an international provider of banking, advisory and investment services.   Prior to that, Mr. Fallquist was a Strategy Consultant with Macquarie Bank Limited from August 2004 to December 2005.  Mr. Fallquist received his Bachelor of Arts degree from Colgate University and his Master of Business Administration (MBA) from Cornell University.

Mr. Fallquist was not selected as an officer of the Company or a director of the Companies’ subsidiaries pursuant to any understanding between Mr. Fallquist and any other person.  There are no family relationships between Mr. Fallquist and the directors and executive officers of the Company.

Pursuant to an employment agreement with Mr. Fallquist dated March 10, 2008 (the “Employment Agreement”), Mr. Fallquist will receive an annual base salary of $225,000 and is eligible to participate in all bonus plans applicable to senior executive officers established by the Board, including the existing Bonus Program. As soon as the American Stock Exchange (the “AMEX”) approves the application to list 375,000 additional shares of the Company’s common stock, the Compensation Committee of the Board, comprised of all independent directors, as defined under the AMEX Company Guide, intends to make the following awards to Mr. Fallquist under the Company’s Fallquist Incentive Plan (and related Forms of Stock Option Award Agreement and Restricted Share Award Agreement), a plan adopted by the Board on March 7, 2008 and made effective on March 10, 2008 (the “Plan”):  (i) an option to purchase 125,000 shares of the Company’s common stock at an exercise price per share equal to the closing sale price of a share of common stock on the date of grant (the “Option”) and (ii) an award of 250,000 shares of restricted stock (the “Restricted Shares”).  The Option will be vested in full on the date of grant and will have a term of six years and the Restricted Shares will vest 150,000 shares on the date of the award, with the remaining shares vesting in equal 50,000 share increments on each of the first and second anniversary dates of the award.  To the extent that Mr. Fallquist voluntarily resigns without Good Reason, as defined in the Employment Agreement, within the first twelve months of employment, he will be obligated to return to the Company the initially vested 150,000 restricted shares, or if he sold such shares, the proceeds of the sale. The Employment Agreement has no specific term and is subject to termination by either the Company or Mr. Fallquist without cause upon 60 days written notice.

The Option and the Restricted Shares will be issued to Mr. Fallquist as awards under an exemption from an AMEX Rule which requires that officers, directors, employees, or consultants of companies may only acquire options or stock from option and equity compensation plans which have been approved by the stockholders.  Because there were not a sufficient number of shares of common stock of the Company (the “Common Stock”) left in the Company’s 2006 Stock Incentive Plan, the Board approved a special incentive plan for Mr. Fallquist with a maximum of 375,000 shares of Common Stock to accommodate the proposed grant of the above-referenced Option and Restricted Shares.  Using this AMEX exemption, no stockholder approval is required for the Company to issue these shares to Mr. Fallquist.

The Employment Agreement provides that if Mr. Fallquist is terminated without Cause, as defined in the Employment Agreement, or if he resigns for Good Reason, Mr. Fallquist will be entitled to severance equal to twelve 12 months of his then current base salary payable over a 12-month period, plus continued vesting for an additional 12 months for outstanding unvested stock options and restricted stock.  In the event of a Change in Control of the Company, Mr. Fallquist may resign for Good Reason and be entitled to receive severance as if he resigned without Cause.

Under the Employment Agreement, Mr. Fallquist agrees not to solicit the Company’s employees, customers, clients or suppliers during the term of his employment and for defined periods after termination of employment with the Company, and refrain from being connected with certain restricted businesses during any severance period.  Finally, in accordance with the Employment Agreement, the Company entered into its standard form of  Indemnification Agreement with Mr. Fallquist dated March 10, 2008.

Summary of the Fallquist Incentive Plan

Shares Subject to the Plan. The Plan provides that no more than 375,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) may be issued pursuant to awards under the Plan. These shares shall be authorized but unissued shares. The number of shares available for awards, as well as the terms of outstanding awards, is subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. The Board has registered the shares of Common Stock that are available for issuance under the Plan on a registration statement on Form S-8 filed with the Securities and Exchange Commission.

Administration. Either the Board or a committee appointed by the Board will administer the Plan. The Board of Directors and any committee exercising discretion under the Plan from time to time are referred to as the “Committee.”  The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Plan, the Committee has express authority to determine the number of shares of Common Stock or units to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the Plan.  The Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility.  Awards will be granted to Michael J. Fallquist in accordance with the terms of the Plan. The Plan and the discussion below use the term “Participant” to refer to Mr. Fallquist after receipt of an award pursuant to the Plan.  The Plan provides that no Participant may receive options that relate to more than 125,000 shares of Common Stock under the Plan.

Options. Options granted under the Plan provide the Participant with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are not intended to qualify as ISOs (“Non-ISOs”).  The exercise price of Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the award.  Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

Exercise of Options. To the extent exercisable in accordance with the agreement granting them, an option may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.   The term over which the Participant may exercise options may not exceed ten years from the date of grant.

Restricted Shares, Restricted Share Units and Unrestricted Shares. Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted awards, the Plan provides the Committee with discretion to determine the terms and conditions under which the Participant’s interests in such awards become vested.

Whenever shares of Common Stock are released pursuant to these awards, the Participant will be entitled to receive additional shares of Common Stock that reflect any stock dividends that the Company’s stockholders received between the date of the award and issuance or release of the shares of Common Stock. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at a rate to be determined by the Committee, from their payment date to the Company’s stockholders until paid in cash when the shares of Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

Performance Awards. The Plan authorizes the Committee to grant performance-based awards in the form of Performance Units. Performance Units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate.  Performance Units are payable in shares of Common Stock, cash or some combination of the two, subject to limits in any one performance period of 375,000 shares of Common Stock and $1,000,000 in cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

Income Tax Withholding. As a condition for the issuance of shares of Common Stock pursuant to awards, the Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of Common Stock.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.

Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Plan.

In addition, in the event or in anticipation of a Change in Control (as defined in the Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or a Participant with respect to his outstanding awards (except to the extent an award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of awards for any period (and may provide for termination of unexercised options at the end of that period) so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to a Participant in exchange for the satisfaction and cancellation of outstanding awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an award is not exercised prior to consummation of a transaction in which the award is not being assumed or substituted, such award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the Plan) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of options), and any repurchase right applicable to any shares of Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution.

Term of Plan; Amendments and Termination. The term of the Plan is ten years from its effective date, March 10, 2008. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Termination, Rescission and Recapture. Each award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities (such as disclosure of confidential or proprietary information without Company authorization, breaches certain agreements relating to the protection of the Company’s intellectual property, solicits non-administrative employees of the Company to leave the Company or renders services to an organization or business which is, or working to become, competitive to the Company), either during employment or within one year after employment with the Company terminates for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company.  In such cases, except as otherwise expressly provided in the award agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the award, or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the award.

Income Taxes and Deferred Compensation. The Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any award in a manner that (a) conforms with the requirements of Section 409A of the Code; (b) that voids any Participant election to the extent it would violate Section 409A of the Code; and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

The foregoing description of the Employment Agreement, the Form of Stock Option Award Agreement, the Form of Restricted Share Award Agreement, the Indemnification Agreement and the Fallquist Incentive Plan are only summaries, are not complete, and are each qualified in their entirety to the actual agreement, which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, and  99.5 respectively, and are incorporated herein by reference.  A copy of the Press Release that the Company issued on March 13, 2008 related to Mr. Fallquist’s appointment as Chief Operating Officer of the Company is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist dated March 10, 2008.

99.2	Form of Stock Option Award Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.3	Form of Restricted Share Award Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.4	Indemnification Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist dated March 10, 2008.

99.5	Commerce Energy Group, Inc. Fallquist Incentive Plan.

99.6	Press Release of Commerce Energy Group, Inc., dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: March 13, 2008
	By:	/S/ GREGORY L. CRAIG
Gregory L. Craig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist dated March 10, 2008.

99.2	Form of Stock Option Award Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.3	Form of Restricted Share Award Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist.

99.4	Indemnification Agreement between Commerce Energy Group, Inc. and Michael J. Fallquist dated March 10, 2008.

99.5	Commerce Energy Group, Inc. Fallquist Incentive Plan.

99.6	Press Release of Commerce Energy Group, Inc., dated March 13, 2008.